SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C. 20549

                       FORM S-8

             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933

                     AMBANC CORP.
(Exact name of registrant as specified in its charter)

          Indiana                        35-1525227
(State or other jurisdiction of      (I.R.S. Employer
 incorporation or organization      Identification No.)

               302 Main Street, Box 430
               Vincennes, Indiana 47591
       (Address of Principal Executive Offices)

        AMBANC CORP. DIRECTOR STOCK GRANT PLAN
               (Full title of the plan)

              Robert G. Watson, President
                     AMBANC Corp.
                    302 Main Street
               Vincennes, Indiana 47591
        (Name and address of agent for service)

                    (812) 882-3050
        (Telephone number, including area code,
                 of agent for service)

            Calculation of Registration Fee

                             Proposed    Proposed
  Title of                    maximum     maximum
 securities                  offering    aggregate    Amount of
    to be     Amount to be   price per   offering   registration
 registered    registered*    share**     price**        fee

Common Stock  15,000 shares  $30.00      $450,000     $155.18
              (par value
              $10.00 per
              share)

* Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

 ** Estimated pursuant to Rule 457(h)(1) of the General Rules and Regulations under the Securities
     Act of 1933 for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby as reported on the NASDAQ Small Cap market on April 19, 1996.

                        PART II
  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

     a. Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     b. [No Quarterly Reports on Form 10-Q have been filed since the filing of the Form 10-K.]

     c.   The description of the Registrant's
          securities contained in the Current Report on Form 8-K, dated October 7, 1982, which incorporates by reference such description included in the Registrant's Registration
          Statement on Form S-14 (File No. 2-77796), which S-14 description also is incorporated herein by reference. On October 1, 1982, the Registrant became the successor issuer of The
          American National Bank of Vincennes, which had previously registered its common stock with the Office of the Comptroller of the Currency under Section 12(g) of the Securities Exchange Act of 1934. The filing of the Form 8-K dated October 7, 1982, completed the registration of the
          Registrant's Common Shares under the
          Securities Exchange Act of 1934.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration
Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Indiana Business Corporation Law and
Article IV of the Registrant's Restated Bylaws, the
Registrant's officers, directors, and employees are entitled to indemnification against all liability and expense with respect to any civil or criminal claim, action, suit or proceeding in which they are wholly successful. If they are not wholly successful and even if they are adjudged liable or guilty, they are entitled to indemnification if it is determined, with respect to a civil action, by disinterested directors, a special legal counsel, or a majority vote of the shares of the Registrant's voting stock held by disinterested shareholders, that they acted in good faith in what they reasonably believed to be the best interests of the Registrant. With respect to any criminal action, it must also be determined that they had no reasonable cause to believe their conduct unlawful.

     Under the Indiana Business Corporation Law, a director of the Registrant cannot be held liable for actions that do not constitute wilful misconduct or recklessness. In addition, the Articles of Incorporation of the Registrant provide that directors of the Registrant shall be immune from personal liability for any action taken as a director, or any failure to take any action, to the fullest extent permitted by the applicable provisions of the Indiana
Business Corporation Law from time to time in effect and by general principles of corporate law. In addition, a director of the Registrant against whom a shareholder's derivative suit has been filed cannot be held liable if a committee of disinterested directors of the Registrant, after a good faith investigation, determines either that the shareholder has no right or remedy or that pursuit of that right or remedy will not serve the best interests of the Registrant.

     In addition, officers and directors of the Registrant are entitled to indemnification under an insurance policy of the Registrant for expenditures incurred by them in connection with certain acts in their capacities as such, and providing reimbursement to the Registrant for expenditures in indemnifying such directors and officers for such acts. The maximum aggregate coverage for the Registrant and insured individuals is $5,000,000 per policy year, with the policies subject to self-retention and deductible provisions.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

    Exhibit No.                      Description

        3.1             Articles V through X of the
                        Restated Articles of
                        Incorporation of the
                        Registrant.  The designated
                        Articles filed as part of
                        Exhibit 3.1 to the
                        Registration Statement under
                        the Securities Act of 1933 on
                        Form S-4 by the Registrant on
                        January 22, 1993 (No.
                        33-57296), are incorporated by
                        reference in this Registration
                        Statement.

        3.2             Articles I, II, VIII, and X of
                        the Restated Bylaws of the
                        Registrant.  The designated
                        Articles filed as part of
                        Exhibit 3.1 to the
                        Registration Statement under
                        the Securities Act of 1933 on
                        Form S-4 by the Registrant on
                        January 22, 1993 (No.
                        33-57296), are incorporated by
                        reference in this Registration
                        Statement.

       23               Consent of Deloitte & Touche
                        LLP

       24               Power of Attorney (included on
                        signature page)

ITEM 9.   UNDERTAKINGS.

     a.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vincennes, State of Indiana, on April 19, 1996.

                              AMBANC CORP.



                         By /s/ Robert G. Watson
                              Robert G. Watson,
                              Chairman of the Board,
                              President and Chief
                              Executive Officer


                   POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert G. Watson and Richard E. Welling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities
Act of 1933.

     Pursuant to the requirements of the Securities
Exchange Act of 1933, this registration statement has been signed below by the following persons on April 19, 1996.

    Name and Signature                 Title


/s/ Robert G. Watson             Chairman of the Board,
Robert G. Watson                 President and Chief
                                 Executive Officer

/s/ Richard E. Welling           Secretary, Treasurer
Richard E. Welling               and Chief Financial
                                 Officer

/s/ Glen G. Apple                Director
Glen G. Apple

/s/ Christina M. Ernst           Director
Christina M. Ernst

/s/ Paul E. Brocksmith           Director
Paul E. Brocksmith

/s/ Robert D. Green              Director
Robert D. Green

/s/ Rolland L. Helmling          Director
Rolland L. Helmling

/s/ Gerry M. Hippensteel         Director
Gerry M. Hippensteel

/s/ Rebecca Allen Kaley          Director
Rebecca Allen Kaley

/s/ Owen M. Landrith             Director
Owen M. Landrith

/s/ Bernard G. Niehaus           Director
Bernard G. Niehaus

/s/ Robert E. Seed               Director
Robert E. Seed

/s/ John A. Stachura, Jr.        Director
John A. Stachura, Jr.

/s/ Phillip M. Summers           Director
Phillip M. Summers

/s/ Frank J. Weber               Director
Frank J. Weber

/s/ Howard R. Wright             Director
Howard R. Wright

                     EXHIBIT INDEX



   Exhibit No.    Description                Page No.

       3.1      Articles V through X of the    N/A
                Restated Articles of
                Incorporation of the
                Registrant. The designated
                Articles filed as part of
                Exhibit 3.1 to the
                Registration Statement under
                the Securities Act of 1933
                on Form S-4 by the Registrant
                on January 22, 1993 (No.
                33-57296), are incorporated
                by reference in this
                Registration Statement.

       3.2      Articles I, II, VIII, and X    N/A
                of the Restated Bylaws of the
                Registrant.  The designated
                Articles filed as part of
                Exhibit 3.1 to the
                Registration Statement under
                the Securities Act of 1933 on
                Form S-4 by the Registrant on
                January 22, 1993 (No.
                33-57296), are incorporated
                by reference in this
                Registration Statement.

       23       Consent of Deloitte &           11
                Touche LLP

       24       Power of Attorney (included    N/A
                on signature page)